UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 3, 2026, changes were implemented to certain of the compensatory arrangements of FG Nexus Inc. (the “Company”) reflecting the Company’s reduced scale of operations in its digital asset business.

On June 3, 2026, the Company and Jose Vargas entered into a modification to Mr. Vargas’ at-will employment agreement governing his service as the Head of Business Development of the Company’s Digital Assets Division effective August 4, 2025. Pursuant to the modification Mr. Vargas’ annual base salary of $150,000 was reduced to $30,000 per annum commencing on May 11, 2026 (the “Vargas Modification”). No other changes were made to Mr. Vargas’ at-will employment agreement. Mr. Vargas also serves as a member of the Company’s board of directors.

On June 3, 2026, the Company and Theodore Rosenthal entered into a modification to Mr. Rosenthal’s at-will employment agreement governing his service as the President of the Company’s Digital Assets Division effective August 4, 2025. Pursuant to the modification Mr. Rosenthal’s annual base salary of $150,000 was reduced to $30,000 per annum commencing on May 11, 2026 (the “Rosenthal Modification”). No other changes were made to Mr. Rosenthal’s at-will employment agreement.

The foregoing summaries of the Vargas Modification and the Rosenthal Modification do not purport to be complete and are qualified in their entirety by reference to the complete text of the actual agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 8.01. Other Events.

Common Stock Repurchase Program and Series A Preferred Stock Repurchase Program

Under the previously announced share repurchase programs, through June 5, 2026, the Company has repurchased approximately 2,984,212 shares of its common stock (Nasdaq: FGNX), or 35% of the outstanding common shares immediately before starting the buyback, at an average price, including commissions, of approximately $13.62 per share and 264,465 shares of its Series A Preferred Stock (Nasdaq: FGNXP), or 30% of outstanding Series A Preferred Stock immediately before starting the buyback, at an average price, including commissions, of approximately $24.97 per share.

As of June 5, 2026, there were 5,736,419 shares of the Company’s common stock outstanding and 630,105 shares of the Company’s Series A Preferred Stock outstanding. On June 5, 2026, the Company held $36.1 million in cash and digital assets valued at $20.3 million, consisting of 3,375 ETH and 7,569 Wrapped stETH.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Modification to Jose Vargas Employment Agreement, signed June 3, 2026
10.2	Modification to Theodore Rosenthal Employment Agreement, signed June 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: June 9, 2026	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer